SOUTH JERSEY GAS COMPANY

                                       and

                            NEW JERSEY NATIONAL BANK
                                   as Trustee









                                    Indenture

                          Dated as of January 31, 1995







                                   $30,000,000


                              8.60% Debenture Notes
                              Due February 1, 2010





                               Table Of Contents

ARTICLE 1

                                    Definitions. . . . . . . . .  1
Section 1.1.  Definitions. . . . . . . . . . . . . . . . . . . .  1
          "Accountants' Letter"  . . . . . . . . . . . . . . . .  1
          "Affiliate"  . . . . . . . . . . . . . . . . . . . . .  1
          "Agent"  . . . . . . . . . . . . . . . . . . . . . . .  1
          "Board of Directors" . . . . . . . . . . . . . . . . .  1
          "Business Day" . . . . . . . . . . . . . . . . . . . .  1
          "Capitalized Lease"  . . . . . . . . . . . . . . . . .  1
          "Capitalized Rentals"  . . . . . . . . . . . . . . . .  1
          "Capital Stock"  . . . . . . . . . . . . . . . . . . .  1
          "Code" . . . . . . . . . . . . . . . . . . . . . . . .  1
          "Company"  . . . . . . . . . . . . . . . . . . . . . .  1
          "Consolidated"  or  "consolidated" . . . . . . . . . .  2
          "Consolidated Net Tangible Assets" . . . . . . . . . .  2
          "Corporate Trust Office" . . . . . . . . . . . . . . .  2
          "Current Debt" . . . . . . . . . . . . . . . . . . . .  2
          "Default"  . . . . . . . . . . . . . . . . . . . . . .  2
          "ERISA"  . . . . . . . . . . . . . . . . . . . . . . .  2
          "ERISA Affiliate"  . . . . . . . . . . . . . . . . . .  2
          "Event of Default" . . . . . . . . . . . . . . . . . .  2
          "Funded Debt"  . . . . . . . . . . . . . . . . . . . .  2
          "GAAP" . . . . . . . . . . . . . . . . . . . . . . . .  2
          "Guaranties" . . . . . . . . . . . . . . . . . . . . .  2
          "Holder"  or  "Securityholder" . . . . . . . . . . . .  3
          "Indebtedness" . . . . . . . . . . . . . . . . . . . .  3
          "Indenture"  . . . . . . . . . . . . . . . . . . . . .  3
          "Indenture of Mortgage"  . . . . . . . . . . . . . . .  3
          "Interest Payment Date"  . . . . . . . . . . . . . . .  3
          "Investments"  . . . . . . . . . . . . . . . . . . . .  3
          "Lien" . . . . . . . . . . . . . . . . . . . . . . . .  3
          "Multiemployer Plan" . . . . . . . . . . . . . . . . .  4
          "PBGC" . . . . . . . . . . . . . . . . . . . . . . . .  4
          "Officer"  . . . . . . . . . . . . . . . . . . . . . .  4
          "Officers' Certificate"  . . . . . . . . . . . . . . .  4
          "Opinion of Counsel" . . . . . . . . . . . . . . . . .  4
          "Person" . . . . . . . . . . . . . . . . . . . . . . .  4
          "Plan" . . . . . . . . . . . . . . . . . . . . . . . .  4
          "principal"  . . . . . . . . . . . . . . . . . . . . .  4
          "Property" . . . . . . . . . . . . . . . . . . . . . .  4
          "Record Date"  . . . . . . . . . . . . . . . . . . . .  4
          "Redemption Date"  . . . . . . . . . . . . . . . . . .  4
          "Redemption Price" . . . . . . . . . . . . . . . . . .  5
          "Rentals"  . . . . . . . . . . . . . . . . . . . . . .  5
          "Reportable Event" . . . . . . . . . . . . . . . . . .  5
          "SEC"  . . . . . . . . . . . . . . . . . . . . . . . .  5
          "Securities" . . . . . . . . . . . . . . . . . . . . .  5
          "Subsidiary" . . . . . . . . . . . . . . . . . . . . .  5
          "Tangible Assets"  . . . . . . . . . . . . . . . . . .  5
          "TIA"  . . . . . . . . . . . . . . . . . . . . . . . .  5
          "Total Capitalization" . . . . . . . . . . . . . . . .  5
          "Trustee"  . . . . . . . . . . . . . . . . . . . . . .  5
          "Trust Officer"  . . . . . . . . . . . . . . . . . . .  5
          "Voting Stock" . . . . . . . . . . . . . . . . . . . .  6
Section 1.2.  Other Definitions. . . . . . . . . . . . . . . . .  6
Section 1.3.  Rules of Construction. . . . . . . . . . . . . . .  6


ARTICLE 2

                                  The Securities . . . . . . . . . .   6
Section 2.1.  Form and Dating. . . . . . . . . . . . . . . . . . . .   6
Section 2.2.  Execution and Authentication . . . . . . . . . . . . .   7
Section 2.3.  Registrar and Paying Agent . . . . . . . . . . . . . .   7
Section 2.4.  Paying Agent to Hold Money in Trust. . . . . . . . . .   8
Section 2.5.  Securityholder Lists . . . . . . . . . . . . . . . . .   8
Section 2.6.  Registration of Transfer and Exchange. . . . . . . . .   8
Section 2.7.  Replacement Securities . . . . . . . . . . . . . . . .   9
Section 2.8.  Outstanding Securities . . . . . . . . . . . . . . . .   9
Section 2.9.  Treasury Securities. . . . . . . . . . . . . . . . . .  10
Section 2.10.  Temporary Securities. . . . . . . . . . . . . . . . .  10
Section 2.11.  Cancellation. . . . . . . . . . . . . . . . . . . . .  10
Section 2.12.  CUSIP Numbers . . . . . . . . . . . . . . . . . . . .  11
Section 2.13.  Defaulted Interest. . . . . . . . . . . . . . . . . .  11

ARTICLE 3

                                    Redemption . . . . . . . . . . .  11
Section 3.1.  Notices to Trustee . . . . . . . . . . . . . . . . . .  11
Section 3.2.  Selection of Securities to Be Redeemed . . . . . . . .  11
Section 3.3.  Notice of Redemption . . . . . . . . . . . . . . . . .  12
Section 3.4.  Effect of Notice of Redemption . . . . . . . . . . . .  13
Section 3.5.  Deposit of Redemption Price. . . . . . . . . . . . . .  13
Section 3.6.  Securities Redeemed in Part. . . . . . . . . . . . . .  13

ARTICLE 4

                                              Covenants .  .. . . . . 13
Section 4.1.  Payment of Securities. . . . . . . . . . . . . . . . .  13
Section 4.2.  Maintenance of Office or Agency. . . . . . . . . . . .  14
Section 4.3.  Corporate Existence. . . . . . . . . . . . . . . . . .  14
Section 4.4.  Compliance Certificate . . . . . . . . . . . . . . . .  14
Section 4.5.  Reports. . . . . . . . . . . . . . . . . . . . . . . .  15
Section 4.6.  Waiver of Stay, Extension or Usury Laws. . . . . . . .  16
Section 4.7.  Payment of Taxes and Other Claims. . . . . . . . . . .  16
Section 4.8.  Maintenance of Properties and Insurance. . . . . . . .  17
Section 4.9.  Nature of Business . . . . . . . . . . . . . . . . . .  17
Section 4.10.  Repurchase of Securities. . . . . . . . . . . . . . .  17
Section 4.11.  Transactions with Affiliates. . . . . . . . . . . . .  17
Section 4.12.  ERISA Compliance. . . . . . . . . . . . . . . . . . .  17
Section 4.13.  Limitations on Current Debt and Funded Debt . . . . .  18

ARTICLE 5

                                   Merger, Etc.. . . . . . . . . . .  18
Section 5.1.  When Company May Merge, etc. . . . . . . . . . . . . .  18
Section 5.2.  Successor Corporation Substituted. . . . . . . . . . .  19

ARTICLE 6

                               Defaults and Remedies . . . . . . . .  19
Section 6.1.  Events of Default. . . . . . . . . . . . . . . . . . .  19
Section 6.2.  Acceleration . . . . . . . . . . . . . . . . . . . . .  22
Section 6.3.  Other Remedies . . . . . . . . . . . . . . . . . . . .  22
Section 6.4.  Waiver of Past Defaults. . . . . . . . . . . . . . . .  22
Section 6.5.  Control by Holders . . . . . . . . . . . . . . . . . .  23
Section 6.6.  Limitation on Suits. . . . . . . . . . . . . . . . . .  23
Section 6.7.  Rights of Holders to Receive Payment . . . . . . . . .  23
Section 6.8.  Collection Suit by Trustee . . . . . . . . . . . . . .  23
Section 6.9.  Trustee May File Proofs of Claim . . . . . . . . . . .  24
Section 6.10.  Priorities. . . . . . . . . . . . . . . . . . . . . .  24
Section 6.11.  Undertaking for Costs . . . . . . . . . . . . . . . .  25

ARTICLE 7

                                      Trustee. . . . . . . . . . . .  25
Section 7.1.  Duties of Trustee. . . . . . . . . . . . . . . . . . .  25
Section 7.2.  Rights of Trustee. . . . . . . . . . . . . . . . . . .  26
Section 7.3.  Individual Rights of Trustee . . . . . . . . . . . . .  27
Section 7.4.  Trustee's Disclaimer . . . . . . . . . . . . . . . . .  27
Section 7.5.  Notice of Defaults . . . . . . . . . . . . . . . . . .  27
Section 7.6.  Reports by Trustee to Holders. . . . . . . . . . . . .  27
Section 7.7.  Compensation and Indemnity . . . . . . . . . . . . . .  27
Section 7.8.  Replacement of Trustee . . . . . . . . . . . . . . . .  28
Section 7.9.  Successor Trustee or Agent by Merger, etc. . . . . . .  29
Section 7.10.  Eligibility; Disqualification . . . . . . . . . . . .  29
Section 7.11.  Preferential Collection of Claims Against the
                   Company . . . . . . . . . . . . . . . . . . . . .  29

ARTICLE 8

                              Discharge of Indenture . . . . . . . .  30
Section 8.1.  Termination of Company's Obligations . . . . . . . . .  30
Section 8.2.  Application of Trust Money . . . . . . . . . . . . . .  31
Section 8.3.  Repayment to Company . . . . . . . . . . . . . . . . .  31
Section 8.4.  Reinstatement. . . . . . . . . . . . . . . . . . . . .  31

ARTICLE 9

                                    Amendments . . . . . . . . . . .  32
Section 9.1.  Without Consent of Holders . . . . . . . . . . . . . .  32
Section 9.2.  With Consent of Holders. . . . . . . . . . . . . . . .  32
Section 9.3.  Revocation and Effect of Consents. . . . . . . . . . .  33
Section 9.4.  Notation on or Exchange of Securities. . . . . . . . .  33
Section 9.5.  Trustee to Sign Amendments, etc. . . . . . . . . . . .  33

ARTICLE 10

                                   Miscellaneous . . . . . . . . . .  34
Section 10.1.  Notices . . . . . . . . . . . . . . . . . . . . . . .  34
Section 10.2.  Certificate and Opinion as to Conditions Precedent. .  35
Section 10.3.  Statements Required in Certificate or Opinion . . . .  35
Section 10.4.  Rules by Trustee and Agents . . . . . . . . . . . . .  35
Section 10.5.  Legal Holidays. . . . . . . . . . . . . . . . . . . .  36
Section 10.6.  Duplicate Originals . . . . . . . . . . . . . . . . .  36
Section 10.7.  Governing Law . . . . . . . . . . . . . . . . . . . .  36
Section 10.8.  No Adverse Interpretation of Other Agreements . . . .  36
Section 10.9.  Successors. . . . . . . . . . . . . . . . . . . . . .  36
Section 10.10.  Severability . . . . . . . . . . . . . . . . . . . .  36
Section 10.11.  No Recourse Against Others . . . . . . . . . . . . .  36
Section 10.12.  Table of Contents, Headings, etc.. . . . . . . . . .  37
Section 10.13.  Counterpart Originals. . . . . . . . . . . . . . . .  37

SIGNATURES. . . . . . . . . . . . . . . . . . . . . . . . . .. . . .  38

EXHIBIT A (Form of Security). . . . . . . . . . . . . . . . . . . .  A-1

INDENTURE dated as of January 31, 1995 between SOUTH JERSEY GAS COMPANY, a New Jersey corporation (the "Company"), and NEW JERSEY NATIONAL BANK, a national banking association organized and existing under the laws of the United States of America, as trustee ("Trustee").

         The Company agrees as follows with the Trustee for the equal and ratable benefit of the Holders of the Company's 8.60% Debenture Notes due February 1, 2010 (the "Securities"):


                                              ARTICLE 1

                                             Definitions

Section 1.1.  Definitions.

         "Accountants' Letter" means a certificate from Deloitte & Touche or other independent certified public accountants of national standing.

         "Affiliate" means any Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company. The term ``control'' means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise.

         "Agent" means any Registrar, Paying Agent, co-registrar or agent for service of notices and demands.

         "Board of Directors" means the Board of Directors of the Company or any duly authorized committee of such Board of Directors.

         "Business Day" means a day that is not a Legal Holiday as defined in
Section 10.5.

         "Capitalized Lease" means any lease, the obligation for Rentals with respect to which is required to be capitalized on a consolidated balance sheet of the lessee and its subsidiaries in accordance with GAAP.

         "Capitalized Rentals" of any Person means, as of the date of any determination thereof, the amount of the aggregate Rentals due and to become due under all Capitalized Leases then in effect under which such Person is a lessee are required to be reflected as a liability on a consolidated balance sheet of such Person and its subsidiaries in accordance with GAAP.

         "Capital Stock" means any and all shares, interests, participation rights or other equivalents (however designated) of corporate stock.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Company" means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.

         "Consolidated" or "consolidated" means, when used with reference to any amount, such amount determined on a consolidated basis in accordance with GAAP, consistently applied.

         "Consolidated Net Tangible Assets" of the Company means, as of the date of any determination thereof, the total amount of all Tangible Assets of the Company and deducting all items which in accordance with GAAP would be included on the liability side of a consolidated balance sheet, except deferred income taxes, deferred investment tax credits, capital stock of any class, surplus and Funded Debt.

         "Corporate Trust Office" means the address of the Trustee specified in
Section 10.1 or such other address as the Trustee may give by notice to the Company.

         "Current Debt" of any Person as of the date of any determination thereof means (i) all Indebtedness of such Person for borrowed money other than Funded Debt of such Person and (ii) Guaranties by such Person of Current Debt of others.

         "Default" means any event which is, or after notice or lapse of time or both would be, an Event of Default.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to also refer to any successor sections.

         "ERISA Affiliate" means any employer that is, or was at any relevant time, together with the Company, treated as a "single employer" under Sections 414(b), 414(c) or 414(m) of the Code.

         "Event of Default" has the meaning provided in Section 6.1.

         "Funded Debt" of any Person means (i) all Indebtedness of such person for borrowed money or which has been incurred in connection with the acquisition of assets, in each case having a final maturity of one year or more from the date of origin thereof (or which is renewable or extendible at the option of the obligor for a period or periods of more than one year from the date of origin), excluding all payments in respect thereof that are required to be made within one year from the date of any determination of Funded Debt, (ii) all Capitalized Rentals of such Person, and (iii) all Guaranties by such Person of Funded Debt of others.

         "GAAP" means generally accepted accounting principles in effect in the United States as of the time and for the period as to which such accounting principles are to be applied.

         "Guaranties" by any Person means all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect, guaranteeing any Indebtedness, dividend or other obligation, of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (i) to purchase such Indebtedness or obligation or any property or assets constituting security therefor, (ii) to advance or supply funds (x) for the purchase or payment of such Indebtedness or obligation, or (y) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, (iii) to lease property or to purchase Securities or other Property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation, or (iv) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purposes of all computations made under this Indenture, a Guaranty in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the outstanding principal amount of such Indebtedness for borrowed money which has been guaranteed, and a Guaranty in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend.

         "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Registrar's books.

         "Indebtedness" of any Person means and includes all obligations of such Person which in accordance with GAAP shall be classified upon a balance sheet of such Person as liabilities of such Person, and in any event shall include all
(i) obligations of such Person for borrowed money or which has been incurred in connection with the acquisition of property or assets, (ii) obligations secured by any Lien upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations,
(iii) obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of property, (iv) Capitalized Rentals under any Capitalized Lease and
(v) Guaranties of Indebtedness of others.

         "Indenture" means this Indenture, as amended or supplemented from time to time.

         "Indenture of Mortgage" means that certain Indenture of Mortgage of the Company dated October 1, 1947, as supplemented and amended from time to time.

         "Interest Payment Date" means the interest payment dates specified in paragraph 1 of the form of Security annexed hereto as Exhibit A.

         "Investments" means all investments, in cash or by delivery of Property, made directly or indirectly in any Person, whether by acquisition of shares of capital stock, indebtedness or other obligations or Security or by loan, advance, capital contribution or otherwise; provided, however, that "Investments" shall not mean or include routine investments in Property to be used or consumed in the ordinary course of business or investments in accounts receivable or notes receivable arising in the ordinary course of business.

         "Lien" means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term ``Lien'' shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances (including, with respect to stock, stockholder agreements, voting trust agreements, buy-back agreements and all similar arrangements) affecting Property. For the purposes of this Indenture, the Company shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, Capitalized Lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes and such retention or vesting shall constitute a Lien.

         "Multiemployer Plan" has the same meaning as in Section 3(37) of ERISA.

         "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

         "Officer" of any Person means the President, any Executive or Senior Vice-President, any Vice-President, the Treasurer, the Secretary, the Controller, any Assistant Treasurer, any Assistant Secretary or any Assistant Controller of such Person.

         "Officers' Certificate" means a certificate signed by two Officers of any Person conforming to the requirements set forth in Sections 10.2 and 10.3.

         "Opinion of Counsel" means a written opinion of legal counsel reasonably acceptable to the Trustee conforming to the requirements set forth in Sections 10.2 and 10.3. The counsel may be an employee of or counsel to the Company. For the purpose of rendering an opinion, such counsel may rely as to factual matters upon certificates or other documents furnished by Officers and directors of the Company and upon such other documents as such counsel deems appropriate as a basis of their opinion, copies of which shall be delivered with such opinion.

         "Person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Plan" means a "pension plan," as such term is defined in ERISA, subject to the provisions of Title IV of ERISA.

         "Principal" of any debt security means the principal of the security plus, the premium, if any, payable on such security upon redemption of such security.

         "Property" means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

         "Record Date" means the record dates specified on the face of the form of Security annexed hereto as Exhibit A.

         "Redemption Date" means, with respect to any Security to be redeemed, the date fixed for such redemption pursuant to this Indenture.

         "Redemption Price" means, when used with respect to any Security to be redeemed, the price fixed for such redemption pursuant to this Indenture as set forth in paragraph 5 of the form of Security annexed hereto as Exhibit A.

         "Rentals" means and includes as of the date of any determination thereof, all fixed payments (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the Property) payable by the Company either as lessee or sublessee under a lease of real or personal property, but shall be exclusive of any amounts required to be paid by the Company (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges. Fixed rents under any so-called "percentage leases" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues.

         "Reportable Event" has the meaning set out in Section 4043(b) of ERISA, but excluding any event described therein as to which the 30-day notice requirement has been waived by applicable PBGC regulations.

         "SEC" means the Securities and Exchange Commission.

         "Securities" means the 8.60% Debenture Notes due February 1, 2010 of the Company issued pursuant to this Indenture.

         "Subsidiary" means, with respect to the Company, any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, officers or trustees thereof is at the time owned in the aggregate, directly or indirectly, by the Company and its Subsidiaries.

         "Tangible Assets" of the Company means, as of the date of any determination thereof, the total amount of all assets of the Company (less depreciation, depletion and other properly deductible valuation reserves) after deducting goodwill, patents, trade names, trade marks, copyrights, experimental expense, organization expense, the cash surrender value of insurance policies, unamortized debt discount and expense, deferred assets other than prepaid insurance and prepaid taxes, the excess of cost of shares acquired over book value of related assets and such other assets as are properly classified as "intangible assets" in accordance with GAAP.

         "TIA" means the Trust Indenture Act of 1939, as in effect on the date of this Indenture.

         "Total Capitalization" of a Person means, as of the date of determination thereof, the sum of such Person's Funded Debt, the book value of any preferred stock of such Person and owner's equity (including paid in capital, premium on common stock and retained earnings of such Person) determined in accordance with GAAP.

         "Trustee" means the party named as such above until a successor replaces it pursuant to this Indenture and thereafter means the successor.

         "Trust Officer", when used with respect to the Trustee, means any officer assigned by the Trustee to administer the corporate trust business of the Trustee, including without limitation any vice president, any assistant vice president, any assistant secretary or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers, who shall, in any case, be responsible for the administration of this document or have familiarity with it, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

         "Voting Stock" means Capital Stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of Capital Stock has such voting power by reason of any contingency.

Section 1.2.  Other Definitions.

                                                         Defined in
              Term                                        Section

     "Bankruptcy Law"  . . . . . . . . . . . . . . . . . . . 6.1
     "Custodian"       . . . . . . . . . . . . . . . . . . . 6.1
     "Legal Holiday" . . . . . . . . . . . . . . . . . . . . 10.5
     "Paying Agent"  . . . . . . . . . . . . . . . . . . . . 2.3
     "Registrar"       . . . . . . . . . . . . . . . . . . . 2.3
     "U.S. Government Obligations" . . . . . . . . . . . . . 8.1

Section 1.3.  Rules of Construction.

         Unless the context otherwise requires:

                  (i)      a term has the meaning assigned to it;

                  (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (iii)    "or" is not exclusive;

                  (iv) words in the singular include the plural, and in the plural include the singular; and

                  (v) provisions apply to successive events and transactions.


                                              ARTICLE 2

                                           The Securities

Section 2.1.  Form and Dating.

                  The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage, which shall be provided in writing by the Company to the Trustee. Each Security shall be dated the date of its authentication.

                  The terms and provisions contained in each of the Securities, annexed hereto as Exhibit A, shall constitute, and are hereby expressly made, a part of this Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Section 2.2.  Execution and Authentication.

                  Two Officers shall sign the Securities for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Securities and may be in facsimile form.

                  If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

                  A Security shall not be valid until executed on behalf of the Company and authenticated by the manual signature of the Trustee. The signature of the Trustee or an authenticating agent shall be conclusive evidence that the Security has been authenticated under this Indenture.

                  The Trustee shall authenticate Securities for original issue in the aggregate principal amount of not more than $30,000,000 pursuant to a written order of the Company signed by two Officers. The order shall specify the amount of Securities to be authenticated and the date upon which the original issue of Securities is to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed $30,000,000, except as provided in Section 2.7.

                  The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. An authenticating agent may authenticate Securities on behalf of the Trustee, except upon original issuance and pursuant to Section
2.7. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company, a Subsidiary or an Affiliate of the Company.

                  Except as provided in Section 3.6, the Securities shall be issuable only in registered form without coupons and only in a principle amount of not less than $100,000 and in multiples of $1,000 for amounts in excess of $100,000.

Section 2.3.  Registrar and Paying Agent.

                  The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (``Registrar''), an office or agency where Securities may be presented for payment (``Paying Agent'') and an office or agency where notices or demands to or upon the Company in respect of the Securities and the Indenture may be served. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term ``Paying Agent'' includes any additional Paying Agent. The Company may change any Paying Agent, Registrar or co-registrar without notice to any Securityholder.

                  The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall give prompt written notice to the Trustee of the name and address of any Agent who is not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company, any Subsidiary or any of their Affiliates may act as Paying Agent, Registrar or co-registrar.

                  The Company initially appoints the Trustee as Registrar and Paying Agent and agent for service of notices and demands.

Section 2.4.  Paying Agent to Hold Money in Trust.

                  On or prior to the due date of principal of, premium, if any, and interest on any Securities, the Company shall deposit with the Paying Agent money sufficient to pay such principal, premium, if any, and interest so becoming due. The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, and interest on the Securities (whether such money has been paid to it by the Company or any other obligor on the Securities) and shall notify the Trustee in writing of any failure by the Company (or any other obligor on the Securities) in making any such payment. While any such failure continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company) shall have no further liability for the money so paid over to the Trustee. If the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Securityholders all money held by it as Paying Agent.

Section 2.5.  Securityholder Lists.

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before the Record Date for each interest payment date for the Securities and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require, containing all of the information in the possession or control of the Registrar, the Company or any of its Paying Agents other than the Trustee, as to the names and addresses of Securityholders.

Section 2.6.  Registration of Transfer and Exchange.

                  When Securities are presented to the Registrar or a co-registrar with a request to register their transfer or to exchange them for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange if its procedural requirements for such transaction are met; provided that a Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by the Holder thereof or his attorney duly authorized in writing. The registration of any Security upon transfer or exchange shall be effective only after the surrender of the Security and the issuance by the Company and authentication by the Trustee of a replacement Security. To permit registrations of transfer and exchanges, the Company shall issue and the Trustee shall authenticate Securities at the Registrar's request. The Company will not make any service charge for any registration of transfer or exchange but may require payment by the party requesting such registration of transfer or exchange of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Company shall not be required to, and without the prior written consent of the Company, the Registrar shall not be required to register the transfer or exchange of (i) any Security selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part, or (ii) any Security for a period of fifteen (15) days before a selection of Securities to be redeemed.

Section 2.7.  Replacement Securities.

                  If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee, at the Company's request, shall authenticate a replacement Security if the requirements of the Trustee and the Company are met, provided that the Trustee shall not be required to authenticate or replace any such Security which has been called for redemption in accordance with the terms thereof or has matured or is about to mature and, in any such case, the principal and premium, if any, then due or becoming due and interest due to the date of redemption or maturity shall be paid by the Trustee from funds held by the Trustee for redemption or payment upon maturity in accordance with the terms of the mutilated, lost, destroyed or wrongfully taken Security without substitution therefor. If required by the Trustee or the Company, the Securityholder must post an indemnity bond with the Trustee sufficient in the judgment of each of the foregoing to protect the Company, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Security is replaced and provide satisfactory evidence to the Company and the Trustee that the Security has been lost, destroyed or wrongfully taken. The Company may charge the Securityholder who has lost a Security for its expenses in replacing a Security.

                  Every replacement Security is an additional obligation of the Company and shall be entitled to the benefits of this Indenture.

Section 2.8.  Outstanding Securities.

                  The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding.

                  If a Security is replaced pursuant to Section 2.7, it ceases to be outstanding and interest ceases to accrue unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

                  If all principal of, premium, if any, and any interest on any of the Securities are considered paid under Section 4.1, such Securities shall cease to be outstanding and interest on them shall cease to accrue.

                  A Security does not cease to be outstanding because the Company, a Subsidiary or an Affiliate holds such Security, provided that such Security shall not be outstanding for purposes of determining the aggregate principal amount of Securities which consented to an amendment or waiver of this Indenture pursuant to Section 9.2.

Section 2.9.  Treasury Securities.

                  In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company, a Subsidiary or an Affiliate of the Company shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee actually knows are owned by the Company or an Affiliate shall be so disregarded. Securities owned by the Company, a Subsidiary or an Affiliate of the Company which have been pledged in good faith may be regarded as outstanding if the Trustee receives an Officer's Certificate stating that said Securities have been so pledged, that the pledgee is entitled to vote with respect to such Securities and that the pledgee is not the Company or any other obligor on the Securities, a Subsidiary or an Affiliate of the Company, a Subsidiary or such other obligor.

Section 2.10.  Temporary Securities.

                  Until definitive Securities are ready for delivery, the Company may prepare and execute and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee upon receipt of a written order of the Company signed by two officers, shall authenticate definitive Securities in exchange for temporary Securities. Until such exchange, temporary Securities shall be entitled to the same rights, benefits and privileges as definitive Securities.

Section 2.11.  Cancellation.

                  The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Securities. The Company may not issue new Securities to replace Securities that it has paid or that have been delivered to the Trustee for cancellation. All cancelled Securities held by the Trustee shall be destroyed and certification of their destruction delivered to the Company.

Section 2.12.  CUSIP Numbers.

                  The Company in issuing the Securities may use ``CUSIP'' Private Placement numbers (if then generally in use), and the Trustee shall use CUSIP Private Placement numbers (if such have been obtained) in notices of redemption or exchange as a convenience to Holders; provided that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Securities.

Section 2.13.  Defaulted Interest.

                  If the Company fails to make a payment of interest on the Securities, it shall pay such interest plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Securityholders on a subsequent special record date in each case at the rate and in the manner specified in the Securities. The Company shall fix the special record date and payment date in a manner reasonably satisfactory to the Trustee. The payment date shall be no less than 15 days after such record date. At least 15 days before the special record date, the Company shall mail to Securityholders a notice that states the special record date, payment date and amount of such interest to be paid.


                                              ARTICLE 3

                                             Redemption

Section 3.1.  Notices to Trustee.

                  If the Company elects to redeem Securities pursuant to the optional redemption provisions of the Securities, at least 60 days (or such shorter period as shall be satisfactory to the Trustee) before a Redemption Date, it shall deliver to the Trustee an Officers' Certificate specifying the Redemption Date, the principal amount of Securities to be redeemed on the Redemption Date and the specific paragraph of the Securities pursuant to which the Securities being called for redemption are being redeemed and the Redemption Price. If less than all the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Trustee, which record date shall not be more than fifteen (15) days after the date of the Officer's Certificate notifying the Trustee of the redemption.

Section 3.2.  Selection of Securities to Be Redeemed.

                  If less than all of the Securities are to be redeemed, whether pursuant to the optional or mandatory redemption provisions of the securities, the Trustee shall select the Securities to be redeemed among all Securityholders on a pro rata basis. Securities and portions of them redeemed shall be in amounts of $1,000 or integral multiples of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be called for redemption.

Section 3.3.  Notice of Redemption.

                  At least 30 days but not more than 60 days before any Redemption Date, the Company, or at the request of the Company, the Trustee, shall mail a notice of redemption by first-class mail to each Holder whose Securities are to be redeemed.

                  The notice shall identify the Securities to be redeemed and shall state:

                           (i)      the Redemption Date;

                           (ii)     the Redemption Price;

                           (iii) if any Security is being redeemed in part, the portion of the principal amount (in integral multiples of $1,000) of such Security to be redeemed and that, on or after the Redemption Date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion shall be issued;

                           (iv)     the name and address of the Paying Agent;

                           (v) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest to the Redemption Date;

                           (vi) that, unless the Company defaults in making payment of the Redemption Price and accrued interest to the Redemption Date, interest on Securities called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders is to receive payment of the Redemption Price plus accrued interest to the Redemption Date upon surrender of the Securities to the Paying Agent; and

                           (vii) if obtained, the Security's CUSIP Private Placement number (subject to the proviso in Section 2.12).

                  At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall deliver to the Trustee, at least 40 days prior to the Redemption Date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph. Concurrently with the giving of any such notice by the Company to the Securityholders, the Company shall deliver to the Trustee an Officers' Certificate stating that such notice has been given. The notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Security shall not affect the validity of the proceeding for the redemption of any other Security.

Section 3.4.  Effect of Notice of Redemption.

                  Once notice of redemption is mailed, Securities called for redemption become due and payable on the Redemption Date at the Redemption Price plus accrued interest to the Redemption Date. Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price plus accrued interest to the Redemption Date.

Section 3.5.  Deposit of Redemption Price.

                  On or prior to the Redemption Date, the Company shall deposit with the Trustee or with the Paying Agent (or if the Company is acting as its own Paying Agent the Company shall segregate and hold in trust) money sufficient to pay the Redemption Price of and accrued interest to the Redemption Date on all Securities to be redeemed on that date.

                  If any Security called for Redemption shall not be so paid (in the manner provided in Section 4.1) on the applicable Redemption Date, interest shall be paid, from the Redemption Date until such Redemption Price is paid, on the unpaid principal of, premium, if any, and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate and in the manner provided in the Securities. Prior to the date such Redemption Price and accrued interest is paid, the Company shall deposit with the Trustee or the Paying Agent (or if the Company is acting as its own Paying Agent, the Company shall segregate or hold in trust) money to pay the additional interest contemplated by the previous sentence.

Section 3.6.  Securities Redeemed in Part.

                  Upon surrender of a Security that is redeemed in part, the Company shall issue, and the Trustee shall authenticate for the Holder at the expense of the Company, a new Security in an authorized denomination equal in principal amount to the unredeemed portion of the Security surrendered.


                                              ARTICLE 4

                                              Covenants

Section 4.1.  Payment of Securities.

                  The Company shall pay the principal of, premium, if any, and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. An installment of principal, plus premium, if any, (including any redemption of Securities pursuant to paragraph 5 of the Securities) or interest shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company, a Subsidiary or an Affiliate) holds on that date money designated for and sufficient to pay the installment.

                  The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law to the extent that such interest is an allowed claim enforceable against the debtor in a bankruptcy case under Title 11 of the U.S. Code) on overdue principal at the rate then borne by the Securities; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law to the extent that such interest is an allowed claim enforceable against the debtor in a bankruptcy case under Title 11 of the U.S. Code) on overdue installments of interest at the same rate to the extent legally permitted.

Section 4.2.  Maintenance of Office or Agency.

                  The Company shall designate in the City of Philadelphia, Pennsylvania, an office or agency (which may be an office of the Trustee, Registrar or co-registrar) where at all times the Securities may be surrendered for registration of transfer or exchange and where at all times the notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail so to designate any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 10.1.

                  The Company may also designate from time to time one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation so to designate as aforesaid an office or agency in the City of Philadelphia, Pennsylvania, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                  The Company hereby designates the Trustee's Corporate Trust Office in the City of Philadelphia, Pennsylvania, as one such office or agency of the Company in accordance with Section 2.3.

Section 4.3.  Corporate Existence.

                  The Company will preserve and keep in full force and effect, its corporate existence and all licenses, rights, franchises and permits necessary to the proper conduct of its business, provided that the foregoing shall not prevent any transaction permitted by Section 5 and, provided, further, that the Company shall not be required to preserve and keep in full force and effect any license, right, franchise or permit not considered necessary or desirable by the Company if in the judgment of the Board of Directors of the Company, the nonpreservation of such license, right, franchise or permit would not be detrimental to the interests of the Securityholders.

Section 4.4.  Compliance Certificate.

                  The Company shall deliver to the Trustee within 90 days after the end of each fiscal year of the Company, an Officers' Certificate, which shall comply with Section 10.3, stating whether or not the signers know of any Default or Event of Default, provided, if they do know of such a Default or Event of Default, the certificate shall describe the Default or Event of Default and its status.

Section 4.5.  Reports.

                  The Company will keep proper books of record and account in which full and correct entries will be made of all dealings or transactions of or in relation to the business and affairs of the Company, in accordance with GAAP consistently applied (except for changes disclosed in the financial statements furnished to the Trustee pursuant to this Section 4.5 and concurred in by the independent public accountants referred to in Section 4.5(ii)(B) hereof), and will furnish to the Trustee:

                           (i)      Unaudited Quarterly Statements:  As soon as
available and in any event within 45 days after the end of each quarterly fiscal period (except the last) of each fiscal year, copies of:

                                    (A)  an unaudited consolidated balance sheet
of the Company as of the close of such quarterly fiscal period, setting forth in comparative form the figures for the fiscal year then most recently ended,

                                    (B)  an unaudited statement of operations of
the Company for such quarterly fiscal period and for the portion of the fiscal year ending with such period, in each case setting forth in comparative form the consolidated figures for the corresponding periods of the preceding fiscal year, and

                                    (C)  an unaudited statement of cash flows of
the Company for the portion of the fiscal year ending with such quarterly fiscal period, setting forth in comparative form the consolidated figures for the corresponding period of the preceding fiscal year, all in reasonable detail and certified as complete and correct by an officer of the Company responsible for the production of the financial statements of the Company, including but not limited to the Treasurer, any Assistant Treasurer, the Controller and any Assistant Controller of the Company;

                           (ii)     Annual Statements:  As soon as available and
in any event within 90 days after the close of each fiscal year of the Company, copies of:

                                    (A)  a balance sheet of the Company as of
the close of such fiscal year, and

                                    (B)  a statement of income and retained
earnings and cash flows of the Company for such fiscal year,

in each case setting forth in comparative form the consolidated figures for the preceding fiscal year, all in reasonable detail and accompanied by a report thereon of a firm of independent public accountants of recognized national standing selected by the Company to the effect that the financial statements have been prepared in conformity with GAAP and present fairly, in all material respects, the financial position of such Company as at the dates indicated, except as otherwise specifically set forth in such report and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards;

                           (iii)    SEC and Other Reports:  In the event that
the Company becomes subject to the periodic reporting requirements or the proxy soliciting requirements of the Securities Exchange Act of 1934, as amended, promptly upon their becoming available, one copy of each financial statement, report, notice or proxy statement sent by the Company to stockholders generally and of each regular or periodic report, and any registration statement or prospectus filed by the Company with any securities exchange or the SEC or any successor agency, and copies of any orders in any proceedings to which the Company or any of its Subsidiaries is a party, issued by any governmental agency, Federal or state, having jurisdiction over the Company;

                           (iv)     ERISA Reports:  The Company shall promptly
provide upon occurrence thereof, written notice of (i) a material Reportable Event with respect to any Plan maintained by the Company or an ERISA Affiliate thereof; (ii) the institution of any steps by the Company or an ERISA Affiliate thereof, the PBGC or any other Person to terminate any such Plan; (iii) the institution of any steps by the Company or any ERISA Affiliate thereof to withdraw from any such Plan; (iv) a ``prohibited transaction'' within the meaning of Section 406 of ERISA that could subject the Company to excise tax liability under Section 502(i) or ERISA or Section 4975 of the Code; (v) any material increase in the contingent liability of such Company with respect to any post-retirement welfare liability; or (vi) the taking of any action by, or the threatening of the taking of any action by, the Internal Revenue Service, the Department of Labor or the PBGC with respect to any of the foregoing.

Section 4.6.  Waiver of Stay, Extension or Usury Laws.

                  The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim, and shall resist any and all efforts to be compelled to take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of and/or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee but shall suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.7.  Payment of Taxes and Other Claims.

                  The Company will promptly pay and discharge, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the Company, or upon or in respect of all or any part of the Property or business of the Company, all trade accounts payable in accordance with usual and customary business terms, and all claims for work, labor or materials, unless (i) the validity, applicability or amount thereof is being contested in good faith by appropriate actions or proceedings and (ii) the Company shall set aside on its books, reserves deemed by it to be adequate with respect thereto, provided, that the Company shall pay all such taxes, assessments, charges, levies, accounts or claims forthwith upon the commencement of proceedings to foreclose any liens which may have attached as security therefor for any such obligations aggregating $1,000,000 or more. The Company will promptly comply with all laws, ordinances or governmental rules and regulations to which it is subject (except those the validity or applicability of which is being contested in good faith by appropriate proceedings) including, without limitation, all laws, ordinances, governmental rules and regulations relating to environmental protection in all applicable jurisdictions, the violation of which would materially adversely affect the business, financial condition, results of operations or prospects of the Company.

Section 4.8.  Maintenance of Properties and Insurance.

                  The Company will maintain, preserve and keep its tangible Properties which are used or useful in the conduct of its business (whether owned in fee or a leasehold interest) in good repair and working order and from time to time will make all necessary repairs, replacements, renewals and additions thereto.

                  The Company will maintain insurance coverage by financially sound and reputable insurers and in such forms and amounts and against such risks as are customary for corporations of established reputation engaged in the same or a similar business and owning and operating similar properties.

Section   Nature of Business.

                  The Company will not engage in any business or operations if, as a result, the general nature of the business would be substantially changed from the general nature of the business engaged in by the Company on the date of this Indenture, provided, that, notwithstanding the foregoing, the Company may engage in any other business or terminate any existing business if, in the judgment of the Board of Directors of the Company, such engagement or termination is in the best interests of the Company and is not detrimental to the interest of the Securityholders.

Section 4.10.  Repurchase of Securities.

                  The Company may not, directly or indirectly, repurchase or make any offer to repurchase any Securities except pursuant to a concurrent offer to repurchase Securities, pro rata, from all Securityholders at the same time and upon the same terms. In case the Company repurchases any Securities, such Securities shall thereafter be cancelled and no Securities shall be issued in substitution therefor.

Section 4.11.  Transactions with Affiliates.

                  The Company will not, enter into or be a party to any transaction or arrangement with any Affiliate (including, without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliate), except in the ordinary course of and pursuant to the reasonable requirements of its Company's business and upon fair and reasonable terms no less favorable to the Company than the Company would obtain in a comparable arm's-length transaction with a Person other than an Affiliate.

Section 4.12.  ERISA Compliance.

                           (i)      The Company will not, and will not permit
any ERISA Affiliate thereof to:

                                    (A)  engage in any ``prohibited
transaction'' (as such term is defined in ERISA), except pursuant to an applicable exception;

                                    (B)  allow a Plan to incur any material
``accumulated funding deficiency'' (as such term is defined in ERISA), whether or not waived; or

                                    (C)  terminate a Plan in a manner which
could result in the imposition of a Lien on any Property of the Company pursuant to ERISA.

                           (ii)     The Company will not, and will not permit
any ERISA Affiliate thereof to permit any condition described in Sections 4042(a)(1), 4042(a)(2) or 4042(a)(3) of ERISA, nor will the Company, nor will the Company permit any ERISA Affiliate thereof to, knowingly permit any condition described Section 4042(a)(4) of ERISA to exist in connection with any Plan maintained by either of them which might constitute grounds for the PBGC to institute proceedings to have such Plan terminated or a trustee appointed to administer such Plan.

                           (iii)    The Company will not, and will not permit
any ERISA Affiliate thereof to, withdraw from any Multiemployer Plan if such withdrawal shall subject the Company to any material withdrawal liability (as described under Part 1 of Subtitle E of Title IV of ERISA).

Section 4.13.  Limitations on Current Debt and Funded Debt.

                  The Company will not create, assume or incur or in any manner be or become liable in respect of any Current Debt or Funded Debt, except:

                           (i)      Funded Debt evidenced by the Securities;

                           (ii)     Funded Debt issued pursuant to the Indenture
of Mortgage;

                           (iii)    Funded Debt of the Company outstanding as of
the date hereof; and

                           (iv)     Funded Debt of the Company issued or
incurred after the date hereof, provided that at the time of issuance thereof and after giving effect thereto and to the application of the proceeds thereof Funded Debt shall not exceed 70% of Total Capitalization.

                                              ARTICLE 5

                                            Merger, Etc.

Section 5.1.  When Company May Merge, etc.

                           (i)      The Company, a subsidiary of South Jersey
Industries, Inc. ("SJI") will not, (x) consolidate with or be a party to a merger with any other corporation or (y) sell, lease or otherwise dispose of all or any substantial part (as defined in paragraph (ii) of this Section 5.1) of the assets of the Company, provided, however, that the Company may consolidate or merge with any other corporation if (a) the Company shall be the surviving o continuing corporation or (b) the Company is not the surviving or continuing corporation and the surviving or continuing corporation (i) is incorporated in the United States or one of the states thereof with substantially all of its assets located within the United States, (ii) expressly assumes all obligations of the Company under this Indenture, and (iii) immediately after such consolidation or merger and after giving effect thereto no Default or Event of Default shall have occurred or be continuing;

                           (ii)     As used in this Section 5.1, a sale, lease,
transfer or other disposition of assets shall be deemed to be a "substantial part" of the assets of the Company if the book value of such assets, when added to the book value of all other assets sold, leased or otherwise disposed of by the Company (other than the sale or other disposition of assets normally made in the ordinary course of business) during the then current fiscal year, exceeds 10% of the Consolidated Net Tangible Assets of the Company, determined as of the end of the immediately preceding fiscal year. Sales of assets shall not be included in any computations under this paragraph (ii) to the extent that the net proceeds of such sale are applied within one year of such sale to the purchase of other Property useful and to be used in the regular business of the Company, and pending such application, are held by the Company in cash or in investments of the types described in "Investments" as defined herein.

                           (iii)    The Company shall deliver to the Trustee
prior to a proposed transaction described in this Section 5.1 an Officers' Certificate, an Opinion of Counsel and an Accountants' Letter each stating that the proposed transaction and such assumption of such obligations hereunder comply with this Indenture.

Section 5.2.  Successor Corporation Substituted.

                  Upon any consolidation or merger, or any transfer of all or any substantial part of the assets, of the Company in accordance with Section 5.1, the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power and will assume all obligations and covenants of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein and thereafter the Company (which term shall for the purpose mean the person named as the ``Company'' in the first paragraph of this Indenture or any successor corporation which previously shall have become liable in the manner prescribed in this Article 5) shall be relieved of all obligations and covenants and shall no longer exercise any rights or powers under this Indenture and the Securities.


                                              ARTICLE 6

                                        Defaults and Remedies

Section 6.1.  Events of Default.

              An "Event of Default" occurs if:

                           (i) the Company defaults in the payment of interest on any Security when the same becomes due and the default continues for a period of 10 days;

                           (ii) the Company defaults in the payment of the principal of (or premium, if any, on) any Security when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise; provided, however, that in the event the Company and Trustee shall have taken all action required to be taken so that each such payment of principal (or premium, if any) by means of wire transfer could reasonably be expected to be effective on the due date thereof, but nevertheless, any such transfer shall not have been credited to the account of a Person to whom such payment is required to be made effective as of the due date, the Company shall not be deemed to have defaulted upon the obligation to make such payment until the expiration of five days following said due date;

                           (iii) the Company fails to comply with any of its other agreements or covenants in, or provisions of, the Securities or this Indenture, and the Default continues for the period and after the notice specified below;

                           (iv) except to the extent permitted in Section 4.7, default shall be made in the payment when due and payable (whether by lapse of time, by declaration, by call for redemption or otherwise) of the principal of or interest on any Funded Debt (other than the Securities) or Current Debt aggregating $1,000,000 or more of the Company and such default shall continue beyond the period of grace, if any, allowed with respect thereto;

                           (v) Default or the happening of any event shall occur under any indenture, agreement (other than the Note Purchase Agreement, as defined below) or other instrument under which any Funded Debt or Current Debt aggregating $1,000,000 or more of the Company is then outstanding and such default or event shall continue for a period of time sufficient to permit the acceleration of the maturity of such Funded Debt or Current Debt of the Company outstanding thereunder;

                           (vi) any representation or warranty made by the Company in connection with any agreement in respect of the original issuance of the Securities (the "Note Purchase Agreement") or in any statement or certificate furnished by the Company or in connection with the consummation of the issuance and delivery of the Securities, or furnished by the Company pursuant hereto is untrue in any material respect as of the date of the furnishing or making thereof provided, however, that no Event of Default under this subsection (vi) may be asserted nor need be reported by the Company for purposes of this Indenture after the expiration of two years from the date of the furnishing of such statement or certificate or the making of such representation or warranty therein;

                           (vii) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company which remains undischarged and unbonded for a period (during which execution shall not be effectively stayed) of 30 days, provided that the aggregate of all such judgments (to the extent not paid or covered by insurance) exceeds $1,000,000;

                           (viii) the Company, pursuant to or within the meaning of any Bankruptcy Law:

                                    (A)      commences a voluntary case or
              proceeding,

                                    (B)      consents to the entry of an order
              for relief against it in an involuntary case or proceeding,

                                    (C)      consents to the appointment of a
              Custodian of it or for all or substantially all of its property,

                                    (D)      makes a general assignment for the
              benefit of its creditors, or

                                    (E)      generally is not paying its debts
              as the same become due unless such debts are the subject of a bona fide dispute; or

                           (ix) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                                    (A)      is for relief against the Company
              or any Subsidiary or Subsidiaries in an involuntary case or proceeding,

                                    (B)      appoints a Custodian of the Company
              or any Subsidiary or Subsidiaries or for all or substantially all of its property; or

                                    (C)      orders the liquidation of the
              Company;

and in each case the order or decree remains unstayed and in effect for 60 days.

                  The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

                  A Default under clause (iii) of this Section 6.1 is not an Event of Default until the Trustee notifies the Company in writing, or the Holders of at least 35% in principal amount of the Securities then outstanding notify the Company and the Trustee in writing, of the Default, and the Company does not cure the Default within 30 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default." Such notice shall be given by the Trustee only if so requested in writing by the Holders of at least 35% in principal amount of the Securities then outstanding or if the Trustee has actual knowledge of such Default. Any notice required to be delivered by the Trustee to the Company hereunder shall be given promptly after the Trustee obtains actual knowledge of such Default or is requested by the Holders to deliver such notice.

Section 6.2.  Acceleration.

                  If an Event of Default specified in clauses (i) through (vii) of Section 6.1 occurs and is continuing, the Trustee or the Holders of at least 35% of the principal amount of the Securities then outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders) may, and the Trustee at the written request of such Holders shall, declare all unpaid principal of, premium, if any, and accrued interest on all the Securities to be due and payable as specified below. When any Event of Default described in clauses (viii) or (ix) of Section 6.1 has occurred, then all outstanding Securities shall immediately become due and payable without presentment, demand or notice of any kind.

Section 6.3.  Other Remedies.

                  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All remedies are cumulative to the extent permitted by law.

Section 6.4.  Waiver of Past Defaults.

                  Subject to Sections 6.7 and 9.2, the provisions of Section 6.2 are subject to the condition that if the principal of, premium, if any, and accrued interest on all or any outstanding Securities have been declared immediately due and payable by reason of the occurrence of any Event of Default described in clauses (i) through (vii), inclusive, of Section 6.1, the holders of 66-2/3% in aggregate principal amount of the Securities then outstanding may, by written instrument filed with the Trustee, rescind and annul such declaration and the consequences thereof, provided that at the time such declaration is annulled and rescinded:

                           (i)      No judgment or decree has been entered for
the payment of any monies due pursuant to the Securities or the Note Purchase Agreement;

                           (ii)     all arrears of interest upon all the
Securities and all other sums payable under the Securities (except any principal or interest on the Securities which has become due and payable solely by reason of such declaration under Section 6.2) shall have been duly paid; and

                           (iii)    each and every other Default and Event of
Default shall have been made good, cured or waived pursuant to this Section 6.4.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.5.  Control by Holders.

                  The Holders of at least 66-2/3% in principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that may involve the Trustee in personal liability.

Section 6.6.  Limitation on Suits.

                  A Securityholder may not pursue a remedy with respect to this Indenture or the Securities unless:

                           (i) the Holder gives to the Trustee written notice of a continuing Event of Default;

                           (ii) the Holders of at least 66-2/3% in principal amount of the Securities then outstanding make a written request to the Trustee to pursue the remedy;

                           (iii) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability, cost or expense;

                           (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

                           (v) during such 60-day period the Holders of more than 33-1/3% in principal amount of the Securities then outstanding do not give the Trustee a direction inconsistent with the request.

                  A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

Section 6.7.  Rights of Holders to Receive Payment.

                  Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of principal of, premium, if any, or interest on the Security on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

Section 6.8.  Collection Suit by Trustee.

                  If an Event of Default specified in Section 6.1(i) or (ii) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Securities for the whole amount of principal, premium, if any, and accrued interest remaining unpaid on the Securities, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate then borne by the Securities, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.9.  Trustee May File Proofs of Claim.

                  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Securityholders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same, and any custodian in any such judicial proceeding is hereby authorized by each Securityholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

Section 6.10.  Priorities.

                  If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

                  First:            to the Trustee for amounts due under Section
                                    7.7;

                  Second: to Securityholders for amounts due and unpaid on the Securities for principal, premium, if any, and interest ratably without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

                  Third: to the Company or any other obligors on the Securities, as their interests may appear, or as a court of competent jurisdiction may direct.

                  The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10 which record date shall not be more than fifteen (15) days before the payment date so specified.

Section 6.11.  Undertaking for Costs.

                  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7, or a suit by Holders of more than 10% in principal amount of the Securities then outstanding.


                                              ARTICLE 7

                                               Trustee

Section 7.1.  Duties of Trustee.

                           (i)      If an Event of Default has occurred and is
continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                           (ii)     Except during the continuance of an Event of
              Default:

                                    (A)      The Trustee need perform only those
              duties that are specifically set forth in this Indenture or by law and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee.

                                    (B)      In the absence of bad faith on its
              part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinion delivered to the Trustee by the Company or any other Person pursuant to this Indenture and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture but need not confirm the accuracy of mathematical computations.

                           (iii)    Notwithstanding anything to the contrary
herein contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                                    (A)      This paragraph does not limit the
              effect of paragraph (ii) of this Section 7.1.

                                    (B)      The Trustee shall not be liable for
              any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                                    (C)      The Trustee shall not be liable
              with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

                           (iv)     Whether or not therein expressly so
provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (i), (ii), (iii) and (v) of this Section 7.1.

                           (v)      No provision of this Indenture shall require
the Trustee to expend or risk its own funds or incur any liability. The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability, cost or expense.

                           (vi)     The Trustee shall not be obligated to pay
interest on any money received by it unless otherwise agreed in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.2.  Rights of Trustee.

                           (i)      The Trustee may rely on any document
believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                           (ii)     Before the Trustee acts or refrains from
acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith and without negligence in reliance on the Officers' Certificate or Opinion of Counsel.

                           (iii)    The Trustee may act through agents and shall
not be responsible for the misconduct or negligence of any agent appointed and retained with due care.

                           (iv)     The Trustee shall not be liable for any
action it takes or omits to take in good faith and without negligence which it reasonably believes to be authorized or within the rights or powers conferred upon it by this Indenture.

                           (v)      The Trustee may consult with counsel and the
written advice of such counsel or any Opinion of Counsel as to matters of law shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                           (vi)     Unless otherwise specifically provided in
this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

Section 7.3.  Individual Rights of Trustee.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections
7.10 and 7.11.

Section 7.4.  Trustee's Disclaimer.

                  The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities; it shall not be accountable for the Company's use of the proceeds from the Securities; it shall not be accountable for any money paid to the Company, or upon the Company's direction, if made under and in accordance with any provision of this Indenture; it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee; and it shall not be responsible for any statement of the Company in the Note Purchase Agreement, this Indenture or any statement in the Securities other than the Trustee's certificate of authentication.

Section 7.5.  Notice of Defaults.

                  If a Default or Event of Default occurs and is continuing and the Trustee has actual knowledge of such Default or Event of Default, the Trustee shall mail to Securityholders a notice of the Default or Event of Default within 90 days after the occurrence thereof. Except in the case of a Default or Event of Default in payment of any Security, the Trustee may withhold the notice if and so long as the board of directors, executive committee or a trust committee of directors and/or responsible officers of the Trustee in good faith determines that withholding the notice is in the interests of Securityholders.

Section 7.6.  Reports by Trustee to Holders.

                  Within 60 days after receipt by the Trustee of the reports specified in Sections 4.5(i) and 4.5(ii), the Trustee shall mail to Securityholders a copy of such reports.

Section 7.7.  Compensation and Indemnity.

                  The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, advances and expenses incurred by it in connection with the performance of its duties under this Indenture including reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

                  The Company shall indemnify the Trustee against any loss, liability, cost or expense incurred by it arising out of or in connection with the performance of its duties under this Indenture, except as set forth in the next paragraph. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall defend such claim and the Trustee shall cooperate in such defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. This indemnification provision shall survive the satisfaction and discharge of this Indenture.

                  The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through negligence, willful misconduct or bad faith. The Company need not pay for any settlement made by the Trustee without the Company's consent. The Company will only withhold consent where in good faith the Company believes there are reasonable grounds for withholding consent.

                  The obligation of the Company under this Section 7.7 to compensate the Trustee and to pay and reimburse the Trustee for such expenses, disbursements and advances shall constitute additional Indebtedness.

                  To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay the principal of, premium, if any, and interest on particular Securities. Such obligations shall survive the satisfaction and discharge of the Indenture.

                  When the Trustee incurs expenses or renders services after an Event of Default specified in clause (viii) and (ix) of Section 6.1 occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.8.  Replacement of Trustee.

                  A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

                  The Trustee may resign and be discharged from the trust hereby created by so notifying the Company in writing, such resignation and discharge to become effective as provided in the last paragraph of this Section. The Holders of a majority in principal amount of the then outstanding Securities may remove the Trustee by so notifying the Trustee and the Company. The Company may remove the Trustee if:

                           (i)      the Trustee fails to comply with Section
                                    7.10;

                           (ii) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                           (iii) a Custodian or public officer takes charge of the Trustee or its property; or

                           (iv)     the Trustee becomes incapable of acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. The Trustee shall be entitled to payment of its fees and reimbursement of its expenses while acting as Trustee.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the then outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee, after written request by any Securityholder who has been a Securityholder for at least 6 months, fails to comply with
Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 7.7. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

Section 7.9.  Successor Trustee or Agent by Merger, etc.

                  If the Trustee or any Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee or any Agent.

Section 7.10.  Eligibility; Disqualification.

                  There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any state thereof authorized under such laws to exercise corporate trust powers, shall be subject to supervision or examination by Federal or State authority and shall have a combined capital and surplus of at least [$100,000,000] as set forth in its most recent published annual report of condition.

Section 7.11.  Preferential Collection of Claims Against the Company.

                  Notwithstanding the fact that the TIA may or may not apply to this Indenture, the Trustee shall be subject to, and the Trustee shall at all times comply with, TIA 311(a), excluding any creditor relationship listed in TIA 311(b). A Trustee who has resigned or been removed shall be subject to TIA 311(a) to the extent indicated therein.


                                              ARTICLE 8

                                       Discharge of Indenture

Section 8.1.  Termination of Company's Obligations.

                  This Indenture shall cease to be of further effect (except that the Company's obligations under Section 7.7 and the Trustee's and Paying Agent's obligations under Section 8.3 shall survive) when all outstanding Securities theretofore authenticated and issued have been delivered (other than destroyed, lost or stolen Securities which have not been replaced or paid) to the Trustee for cancellation and the Company has paid all sums payable hereunder. In addition, the Company may terminate all of its obligations under this Indenture, other than its obligations under those Sections specifically noted below, at any time within one year of the stated maturity of the Securities if:

                           (i) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations sufficient (in an opinion set forth in an Accountant's Letter delivered by the Company to the Trustee) to pay, or which at maturity will be sufficient to pay, principal, premium, if any, and interest on the Securities to and at maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder, provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of said principal, premium, if any, and interest with respect to the Securities;

                           (ii) the Company delivers to the Trustee an Officers' Certificate stating that all of the provisions of this
              Section 8.1 have been complied with, and an Opinion of Counsel, reasonably satisfactory to the Trustee, to the same effect; and

                           (iii) no Event of Default or Default (including such deposit) with respect to the Securities shall have occurred and be continuing on the date of such deposit.

Then, in such event, the obligations of the Company under this Indenture shall cease to be of further effect (except as provided in this paragraph) and the Trustee, on demand of the Company, shall execute proper instruments acknowledging confirmation of and discharge under this Indenture. However, the Company's obligations in Sections 2.3, 2.4, 2.5, 2.6, 2.7, 2.13, 4.1, 4.2, 4.8,
7.7, 7.8, 8.1, 8.2, and 8.4 and the Trustee's and Paying Agent's obligations hereunder, including under Section 8.3, shall survive until the Securities are no longer outstanding. Thereafter, only the Company's and the Trustee's obligations in Section 7.7 and the Trustee's and Paying Agent's obligations in
Section 8.3 shall survive.  After such irrevocable deposit made pursuant to this
Section 8.1 and satisfaction of the other conditions set forth in this Section 8.1, the Trustee upon the written request signed by two Officers of the Company shall acknowledge in writing the discharge of the Company's obligations under this Indenture except for those surviving obligations specified above.

                  "U.S. Government Obligations" means direct or indirect obligations of the United States of America or an agency of the United States of America for the payment of which the full faith and credit of the United States of America is pledged.

                  In order to have money available on a payment date to pay principal or interest on the Securities, the U.S. Government Obligations shall be payable as to principal or interest on or before such payment date in such amounts as will provide the necessary money. U.S. Government Obligations shall not be payable at the issuer's option.

Section 8.2.  Application of Trust Money.

                  The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.1. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal, premium, if any, and interest on the Securities.

Section 8.3.  Repayment to Company.

                  The Trustee and the Paying Agent shall promptly pay to the Company upon written request any excess money or Securities held by them at any time.

                  The Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal, premium, if any, or interest that remains unclaimed for two years after the date upon which such payment shall have become due; provided that the Company shall have first caused notice of such payment to be mailed to each Securityholder entitled thereto no less than 30 days prior to such repayment. After payment to the Company, Securityholders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

Section 8.4.  Reinstatement.

                  If the Trustee or Paying Agent is unable to apply any money in accordance with Section 8.2 by reason of any legal proceeding or by reason of any order of judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with
Section 8.2; provided that, if the Company has made any payment of principal of, premium, if any, or interest on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.


                                              ARTICLE 9

                                             Amendments

Section 9.1.  Without Consent of Holders.

                  The Company and the Trustee may amend this Indenture or the Securities without the consent of any Securityholder:

                           (i)      to cure any ambiguity, defect or
                                    inconsistency;

                           (ii)     to comply with Section 5.1;

                           (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities; or

                           (iv) to make any change that does not adversely affect the rights hereunder of any Securityholder.

After an amendment or waiver under this Section 9.1 becomes effective, the Company shall mail to Securityholders a notice briefly describing the amendment or waiver.

Section 9.2.  With Consent of Holders.

                  The Company and the Trustee may amend this Indenture or the Securities with the written consent of the Holders of at least 66-2/3% in principal amount of the then outstanding Securities. Upon the written request of the Company signed by two Officers, accompanied by a resolution of the Board of Directors of the Company authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of the Securityholders as aforesaid, the Trustee, subject to Section 9.5, shall join with the Company in the execution of such supplemental indenture.

                  It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment or waiver under this Section 9.2 becomes effective, the Company shall mail to the Holder of each Security affected thereby a notice briefly describing the amendment or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture. The Holders of at least 66-2/3% in principal amount of the Securities then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Securities. However, without the consent of each Securityholder affected, an amendment under this Section may not:

                           (i) reduce the amount of Securities whose Holders must consent to an amendment or waiver;

                           (ii) reduce the rate of or change the time for payment of interest, including default interest, on any Security;

                           (iii) reduce the principal of or change the fixed maturity of any Security or alter the redemption provisions with respect thereto;

                           (iv) make any Security payable in money other than that stated in the Security;

                           (v) make any change in Section 6.4, 6.7 or this fourth sentence of the third paragraph of Section 9.2;

                           (vi) waive a Default in the payment of principal of or interest on, or redemption payment with respect to, any Security.

Section 9.3.  Revocation and Effect of Consents.

                  (a) Until an amendment or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security if the Trustee receives written notice of revocation before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Securities have consented to such amendment or waiver. An amendment or waiver becomes effective upon receipt by the Trustee of such Officers' Certificate and the written consents from the Holders of the requisite percentage in principal amount of Securities.

                  (b) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment or waiver. If a record date is fixed, then notwithstanding the second and third sentence of paragraph (a) of this Section 9.3, those persons who were Holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

                  (c) After an amendment or waiver becomes effective, it shall bind every Securityholder.

Section 9.4.  Notation on or Exchange of Securities.

                  Upon the Company's written request, the Trustee shall place an appropriate notation provided by the Company about an amendment or waiver on any Security thereafter authenticated. The Company in exchange for all Securities may issue, and the Trustee shall authenticate, new Securities that reflect the amendment or waiver.

Section 9.5.  Trustee to Sign Amendments, etc.

                  The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be entitled to receive and shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel as conclusive evidence that such amendment or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms. The Company may not sign an amendment or supplemental indenture until the Board of Directors approves it.


                                             ARTICLE 10

                                            Miscellaneous

Section 10.1.  Notices.

                  Any notice or communication to the Company or the Trustee is duly given if in writing and delivered in person or transmitted by first-class mail (registered or certified, return receipt requested) or by telecopier (confirmed by first-class mail) or overnight air courier guaranteeing next day delivery to the address set forth below:

                  If to the Company:

                           South Jersey Gas Company
                           Number One South Jersey Plaza
                           Route 54
                           Folsom, New Jersey 08037
                           Attention:  R.B. Tonielli, Senior Vice President,
Finance
                           Telecopy No.:  (609) 561-8225

                  If to the Trustee:

                           New Jersey National Bank
                           370 Scotch Road
                           West Trenton, New Jersey  08628
                           Attention:  Corporate Trust Administration
                           Telecopy No.:  (609) 771-5819


The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

                  Any notice or communication to a Securityholder shall be mailed by first-class mail to his address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Securityholder or any defect in such notice or communication shall not affect its sufficiency with respect to other Securityholders.

                  If a notice or communication is mailed or sent in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it, except that notice to the Trustee or the Company shall only be effective upon receipt thereof by the Trustee or the Company.

                  If the Company mails a notice or communication to Securityholders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 10.2.  Certificate and Opinion as to Conditions Precedent.

                  Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall deliver to the
Trustee:

                           (i) an Officer's Certificate (which shall include the statements set forth in Section 10.3) stating that, in the opinion of the signers, all conditions precedent and covenants, compliance with which constitutes a condition precedent, if any, provided for in this Indenture relating to the proposed action or inaction have been complied with; and

                           (ii)     an Opinion of Counsel reasonably
              satisfactory to the Trustee (which shall include the statements set forth in Section 10.3) stating that, in the opinion of such counsel, all such conditions precedent and covenants, compliance with which constitutes a condition precedent, if any, provided for in this Indenture relating to the proposed action or inaction have been complied with.

Section 10.3.  Statements Required in Certificate or Opinion.

                  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                           (i) a statement that the Person making such certificate or opinion has read such covenant or condition;

                           (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                           (iii) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                           (iv) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 10.4.  Rules by Trustee and Agents.

                  The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 10.5.  Legal Holidays.

                  A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions in the State of New Jersey, the State of New York or the Commonwealth of Pennsylvania are authorized or obligated by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 10.6.  Duplicate Originals.

                  The parties may sign any number of copies of this Indenture. One signed copy is enough to prove this Indenture.

Section 10.7.  Governing Law.

                  This Indenture and the Securities shall be governed by the laws of the State of New Jersey applicable to contracts to be performed wholly in the State of New Jersey, without giving effect to the conflicts of laws rules thereof.

Section 10.8.  No Adverse Interpretation of Other Agreements.

                  This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 10.9.  Successors.

                  All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

Section 10.10.  Severability.

                  In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.11.  No Recourse Against Others.

                  No director, officer, employee, stockholder, Subsidiary or Affiliate, as such, of the Company shall have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

Section 10.12.  Table of Contents, Headings, etc.

                  The Table of Contents and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

Section 10.13.  Counterpart Originals.

                  This Indenture may be signed in two or more counterparts. Each signed copy shall be an original, but all of them together represent the same agreement.


                               SIGNATURES



Dated: January 31, 1995                     SOUTH JERSEY GAS COMPANY



Attest:                                     By:___________________________
                                                 Richard B. Tonielli
                                                 Senior Vice President,
                                                 Finance



____________________________(SEAL)
George L. Baulig
Secretary





Dated: January 31, 1995                     NEW JERSEY NATIONAL BANK



Attest:                                     By:___________________________





____________________________(SEAL)

Authorized Officer
                                         EXHIBIT A
                                         [Face of Security]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). BY ITS ACCEPTANCE OF THIS NOTE, THE HOLDER OF THIS NOTE REPRESENTS THAT (1) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" OR A
"QUALIFIED INSTITUTIONAL BUYER" AS SUCH TERMS ARE DEFINED UNDER RULE 501(a) AND RULE 144A UNDER THE SECURITIES ACT, RESPECTIVELY, AND (2) THIS NOTE IS BEING ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, EXCEPT IN THE CASE OF RESALES PURSUANT TO RULE 144A OF THE SECURITIES ACT. PRIOR TO THE DATE WHICH IS THREE YEARS AFTER THE ORIGINAL ISSUE DATE OF THIS NOTE ("THIRD ANNIVERSARY OF ISSUANCE"), NEITHER THIS NOTE NOR ANY INTEREST HEREIN MAY BE SOLD, OFFERED FOR SALE OR OTHERWISE TRANSFERRED WITHOUT REGISTRATION UNDER THE SECURITIES ACT EXCEPT (A) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS SUCH A "QUALIFIED INSTITUTIONAL BUYER" IN A TRANSACTION COMPLYING WITH THE REQUIREMENTS OF RULE 144A, OR (B) PURSUANT TO ANOTHER APPLICABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, AND IN THE CASE OF EITHER (A) OR (B) ABOVE, UNDER CIRCUMSTANCES WHICH WOULD NOT RESULT IN A VIOLATION OF THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. PROSPECTIVE PURCHASERS ARE HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A. THE ISSUER OF THIS NOTE HAS AGREED THAT UNTIL THE THIRD ANNIVERSARY OF ISSUANCE IT WILL FURNISH THE HOLDER OF THIS NOTE AND PROSPECTIVE PURCHASERS DESIGNATED BY THE HOLDER WITH THE INFORMATION ABOUT THE ISSUER REQUIRED BY RULE 144A(d)(4).

No.                                                    $

                            SOUTH JERSEY GAS COMPANY

                              8.60% DEBENTURE NOTE
                              DUE FEBRUARY 1, 2010

    SOUTH JERSEY GAS COMPANY, a corporation organized and existing under the laws of the State of New Jersey, promises to pay to

____________________________________________________________

or registered assigns, the principal sum of ______________________ Dollars on

February 1, 2010.



Interest Payment Dates:                      February 1 and August 1

Record Dates:                                January 1 and July 1


                            SOUTH JERSEY GAS COMPANY


Dated:                              By:___________________________________
                                        Richard B. Tonielli
                                        Senior Vice President, Finance


By:________________________________(SEAL)
     George L. Baulig
     Secretary


                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION


  This is one of the Securities described in the within-mentioned Indenture.

                                                   NEW JERSEY NATIONAL
                                                    BANK, as Trustee
Dated:


                                                   By:__________________________
                                                       Authorized Signature



                               [Back of Security]

                            SOUTH JERSEY GAS COMPANY

                    8.60% Debenture Note due February 1, 2010


              1. Interest. SOUTH JERSEY GAS COMPANY, a New Jersey corporation (the "Company"), promises to pay interest on the principal amount of this Security at the interest rate per annum shown above. The Company shall pay interest semiannually on February 1 and August 1 of each year (each an "Interest Payment Date"), commencing August 1, 1995. Interest on the Securities shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance of Securities. The Company shall pay interest on overdue principal and premium, if any, at the rate then borne by the Securities plus 1% per annum; it shall pay interest to the extent permitted by law (including post-petition interest in any proceeding under any Bankruptcy Law), on overdue installments of interest at the rate then borne by the Securities. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

              2. Method of Payment. The Company shall pay interest on this Security (except defaulted interest) to the person who is the registered holder of this Security at the close of business on the Record Date next preceding the Interest Payment Date. The holder must surrender this Security to a Paying Agent to collect payments of principal and premium. Payments of interest may be mailed to the holder's registered address. The Company shall pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company, however, may pay principal, premium, if any, and interest by its check payable in such money. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest on the amount payable on such payment date shall accrue for the intervening period.

              3. Paying Agent and Registrar. Initially, the Trustee shall act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-registrar without notice to any Securityholder. The Company or any of its Subsidiaries or Affiliates may act in any such capacity.

              4. Indenture. This Security is one of the Securities issued by the Company under an Indenture dated as of January 31, 1995 (the
"Indenture") between the Company and New Jersey National Bank (the "Trustee"). The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the "TIA") as in effect on the date of the Indenture, notwithstanding the fact that the TIA may or may not apply to the Indenture or the Securities. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of such terms. The Securities are general unsecured obligations of the Company and limited to $30,000,000 in aggregate principal amount. Capitalized terms used in this Security and not defined in this Security shall have the meanings set forth in the Indenture.

              5. Redemption. (a) On February 1 in each year commencing February 1, 2001 and ending February 1, 2009, both inclusive (herein called "Fixed Payment Dates"), the Company will prepay and apply and there shall become due and payable on the principal indebtedness evidenced by this Security an amount equal to the lesser of (i) the product obtained by multiplying $3,000,000 by a fraction, the numerator of which is the original principal amount of this Security and the denominator of which is $30,000,000 and (ii) the principal amount of this Security then outstanding. (b) In addition to the mandatory prepayments required by paragraph 5(a) above, on any Fixed Payment Date, the Company may, at its option, prepay and apply to the principal indebtedness evidenced by this Security up to an amount equal to the product obtained by multiplying $3,000,000 by a fraction, the numerator of which is the original principal amount of this Security and the denominator of which is $30,000,000 (such payments being herein referred to as "Supplemental Optional Redemption"), provided, however, that the amount of such Supplemental Optional Redemptions of all Securities issued under the Indenture shall not exceed $7,500,000 in the aggregate. The right to make Supplemental Optional Redemptions pursuant to this paragraph 5(b) shall be non-cumulative and shall lapse if, and to the extent, not exercised on any date when such Supplemental Optional Redemption may be made. (c) The Company may redeem, at its option, the Securities in whole or in part at any time or from time to time on or after February 1, 2005 at the redemption prices (expressed in percentages of principal amount) set forth below plus accrued interest, if any, to the Redemption Date, if redeemed during the 12-month period beginning February 1 of the years indicated below.

              Year                                        Percentage

              2005. . . . . . . . . . . . . . . . . . . .  102.46%
              2006. . . . . . . . . . . . . . . . . . . .  101.84%
              2007. . . . . . . . . . . . . . . . . . . .  101.23%
              2008. . . . . . . . . . . . . . . . . . . .  100.61%
              2009. . . . . . . . . . . . . . . . . . . .  100.00%

If any Redemption Date is subsequent to a Record Date with respect to any Interest Payment Date and on or prior to such Interest Payment Date, then such accrued interest, if any, shall be paid to the person who surrenders the Security for redemption (and not the Holder as of the Record Date with respect to such Interest Payment Date), and no other interest shall be payable thereon.

              6. Notice of Redemption. Notice of any redemption shall be mailed at least 30 days but not more than 60 days before the Redemption Date to each holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. On and after the Redemption Date interest ceases to accrue on Securities or portions of them called for redemption.

              7. Denominations, Transfer, Exchange. The Securities are in registered form without coupons and only in denominations of $1,000 and integral multiples of $1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Company shall not be required to, and without the prior written consent of the Company, the Registrar shall not be required to register the transfer or exchange of (i) any Security selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part or
(ii) any Security for a period of 15 days before a selection of Securities to be redeemed.

              8. Persons Deemed Owners. The registered holder of a Security may be treated as its owner for all purposes.

              9. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent shall pay the money back to the Company at its request. After that, Securityholders entitled to the money must look to the Company for payment unless an abandoned property law designates another person and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

              10. Discharge Prior to Redemption or Maturity. If within one year of the stated maturity of the Securities the Company deposits with the Trustee money or U.S. Government Obligations sufficient (in an opinion set forth in an Accountant's Letter delivered by the Company to the Trustee) to pay principal of, premium, if any, and accrued interest on the Securities to redemption or maturity, and any other amounts payable under the Indenture, the Company shall be discharged from the Indenture and the Securities, except for certain sections thereof.

              11. Amendments and Waivers. Subject to certain exceptions, the Indenture or the Securities may be amended with the consent of the holders of at least 66-2/3% in principal amount of the then outstanding Securities, and any existing default may be waived with the consent of the holders of at least 66-2/3% in principal amount of the then outstanding Securities. Without the consent of any Securityholder, the Indenture or the Securities may be amended to cure any ambiguity, defect or inconsistency, to provide for the assumption of the obligations of the Company under the Indenture by a successor corporation, to provide for uncertificated Securities in addition to certificated Securities or to make any change that does not adversely affect the rights of any Securityholder.

              12. Defaults and Remedies. An Event of Default is: default for 10 days in payment of interest on the Securities; default in payment of principal or premium, if any, on the Securities at maturity, upon acceleration, redemption or otherwise; failure by the Company for the period specified in the Indenture after notice to it to perform certain covenants and to comply with any of its other agreements in the Indenture or the Securities; certain final judgments which remain undischarged; certain events of bankruptcy or insolvency; and certain other events. If an Event of Default due to events other than of certain events of bankruptcy or insolvency as described in the Indenture occurs and is continuing, the Trustee or the holders of at least 35% in principal amount of the then outstanding Securities may declare all the Securities to be due and payable immediately. If an event of default due to certain events of bankruptcy or insolvency as described in the Indenture occurs and is continuing, then all outstanding Securities shall immediately become due and payable without presentment, demand or notice of any kind. Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, holders of 66-2/3% in principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

              13. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company, its Subsidiaries or its Affiliates, as if it were not Trustee.

              14. No Recourse Against Others. A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

              15. Authentication. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

              16. Abbreviation. Customary abbreviations may be used in the name of a Securityholder or an assignee, such as:

TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN
(= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

              17. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP Private Placement numbers to be printed on the Securities as a convenience to the holders of such Securities. No representation is made as to the accuracy of such numbers as printed on the Securities, and reliance may be placed only on the other identification numbers printed thereon.




                             CERTIFICATE OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.


(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP OF
TRANSFEREE)

the within Note (the "Note") of SOUTH JERSEY GAS COMPANY (the "Company") and does hereby irrevocably constitute and appoint attorney to transfer the Note on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the Note occurring prior to the date which is three years after the original issue date of the Note, the undersigned confirms that without utilizing any general solicitation or general advertising: [Check one]


 1(a) The Note is being transferred by the undersigned to a "Qualified Institutional Buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to the exemption from registration under the Securities Act provided by Rule 144A.

 1(b) The Note is being transferred by the undersigned to an institutional investor which is an "Accredited Investor" (as defined in Rule 501(a) under the Securities Act) and the undersigned has been advised by the purchaser that it intends to hold the Note for investment and not for distribution or resale.

If neither Box 1(a) nor Box 1(b) is checked, the Registrar shall not be obligated to register any transfer of the Note.


Dated:


                                                         NOTICE:  The signature
                                                         to this assignment must
                                                         correspond with the
                                                         name as written upon
                                                         the face of the Note in
                                                         every particular,
                                                         without alteration or
                                                         enlargement or any
                                                         change whatever.


Signature guaranteed:



         (Bank, Trust Company or Firm)


By
         (Authorized Officer)












TO BE COMPLETED BY PURCHASER IF
BOX 1(a) ABOVE IS CHECKED:

         The undersigned represents and warrants that it is a "Qualified Institutional Buyer" as defined in Rule 144A under the Securities Act and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information, and that it is aware that the registered owner is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated:                                           ______________________________
                                                 NOTICE: To be executed by an
                                                         executive officer.

TO BE COMPLETED BY PURCHASER IF
BOX 1(b) ABOVE IS CHECKED:

         The undersigned represents and warrants that it is an institutional investor and an "Accredited Investor" (as defined in Rule 501(a) under the Securities Act). The undersigned undertakes to hold the Note for investment and not for distribution or resale.

Dated:                                           ______________________________
                                                 NOTICE: To be executed by an
                                                         executive officer.